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                                                                     Exhibit 99

                          INDEMNIFICATION AGREEMENT
                          -------------------------

     Indemnification Agreement ("Agreement") entered into this ______ day of _________________, 1995 between CINCINNATI MICROWAVE, INC., an Ohio corporation (the "Company") and JAMES L. JAEGER (the "Selling Shareholder").

                                   RECITALS

     A. The Company and the Selling Shareholder have, contemporaneously with the execution of this Agreement, executed an Underwriting Agreement (the "Underwriting Agreement") whereby the Company and the Selling Shareholder have, in the aggregate, agreed to sell the Firm Shares and the Optional Common Shares to the Underwriters (as such terms are defined in the Underwriting Agreement).

     B. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement unless the context hereof otherwise requires.

     C. The Selling Shareholder, who is the Chairman of the Board of Directors of the Company, spends substantially all of his time on activities outside of the Company.

     D. The Selling Shareholder has, individually and through the engagement of professional advisors, undertaken a due diligence investigation of the Company and is not aware of any untrue statement or alleged untrue statement of any material fact in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereof and is not aware of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

     E. The Company has agreed to furnish a certificate to the Selling Shareholder on the First Closing Date and Second Closing Date making representations and warranties to the Selling Shareholders substantially the same as those made to the Underwriters.

     F. The Underwriting Agreement requires the Selling Shareholder and the Company to indemnify and hold the Underwriters harmless from certain liabilities, losses, claims and expenses arising from the transactions described in the Underwriting Agreement.

     G. The parties desire to enter into this Agreement to provide that the Company will indemnify the Selling Shareholder against certain liabilities, losses, claims and expenses that the Selling Shareholder may incur as a result of the registration and sale of the Common Shares by virtue of the Selling Shareholder's position as a selling shareholder as described in the Underwriting Agreement.


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     NOW, THEREFORE, the parties agree as follows:


     1. The Company agrees to indemnify and hold harmless the Selling Shareholder against any losses, claims, damages, liabilities or expenses, joint or several, to which the Selling Shareholder may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), arising from the Selling Shareholder's position as a selling shareholder of the Company, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement by the Company or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment, or supplement thereto, or arise out of or are based upon the omission by the Company or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in the Underwriting Agreement or any failure of the Company to perform its obligations in the Underwriting Agreement or under law; and will reimburse the Selling Shareholder for any legal and other expenses as such expenses are reasonably incurred by the Selling Shareholder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company by the Selling Shareholder; and provided further in no event shall the aggregate liability of the Company for indemnification, contribution, reimbursement of expenses and breach of a representation or warranty exceed the net proceeds received by the Company in the offering described in the Underwriting Agreement. In addition to its other obligations under the Underwriting Agreement or this Agreement, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission by the Company, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company under the Underwriting Agreement or this Agreement or the failure to perform its obligations under this Agreement, it will reimburse the Selling Shareholder on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or

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other procedding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligations to reimburse the Selling Shareholder for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Selling Shareholder shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Selling Shareholder within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

   2. Notwithstanding any other provision contained herein, the Comany shall have no indemnification obligation to the Selling Shareholder hereunder, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished by the Selling Shareholder or furnished to the Company by the Selling Shareholder; and in such instance the Selling Shareholder will reimburse the Company for any legal and other expense reasonably incurred by the Company in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

     3. Promptly after receipt by the Selling Shareholder of notice of the commencement of any action, the Selling Shareholder will, if a claim in respect thereto is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the Selling Shareholder for contribution or otherwise under this Agreement to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against the Selling Shareholder and he seeks or intends to seek indemnity from the Company, the Company will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to the Selling Shareholder; provided, however, if the defendants in any such action include


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both the Company and the Selling Shareholder and the Selling Shareholder shall have reasonably concluded that there may be a conflict between the positions of the Company and the Selling Shareholder in conducting the defense of any such action or that there may be legal defenses available to it which are different from or additional to those available to the Company, the Selling Shareholder shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of Selling Shareholder. Upon receipt of notice from the Company to the Selling Shareholder of its election so to assume the defense of such action and approval by the Selling Shareholder of counsel, the Company will not be liable to the Selling Shareholder under this Agreement for any legal or other expenses subsequently incurred by the Selling Shareholder in connection with the defense thereof unless (i) the Selling Shareholder shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel, or (ii) the Company shall not have employed counsel reasonably satisfactory to the Selling Shareholder to represent the Selling Shareholder within a reasonable time after notice of commencement ofthe action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.

        4. If the indemnification provided for in this Agreement is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless the Selling Shareholder under this Agreement in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the Company shall contribute to the amount paid or payable by the Selling Shareholder as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder from the offering of the Common Shares or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder in connection with the statements or omissions or inaccuracies in the representations and warranties in the Underwriting Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Selling Shareholder shall be deemed to be in the same proportion as the total price paid to the Company and to the Selling Shareholder, respectively, for the Common Shares sold by them to the Underwriters (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover of the Prospectus. The relative

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fault of the Company and the Selling Shareholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Selling Shareholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 3 of this Agreement, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 3 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 4; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 3 for purposes of indemnification. The Company and the Selling Shareholder agree that it would not be just and equitable if contribution pursuant to this Agreemenet were determined solely by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

        5. The Selling Shareholder has, individually and through the engagement of professional advisors, undertaken a due diligence investigation of the Company and is not aware of any untrue statement or alleged untrue statement of any material fact in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereof and is not aware of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

        6. This Agreement shall inure to the benefit of the Selling Shareholder, his heirs, successors and assigns and shall be binding upon the Company and the Selling Shareholder, their heirs, successors and assigns.

                                          CINCINNATI MICROWAVE, INC.



                                          By:________________________________
                                             Name:
                                             Title:








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                                             ________________________________
                                             JAMES L. JAEGER